UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 28, 2007


                               MACHINETALKER, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       333-127080                                             01-0592299
---------------------------                               -------------------
(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)

             513 DE LA VINA STREET, SANTA BARBARA, CALIFORNIA 93101
             ------------------------------------------------ -----
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (805) 957-1680


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              (Former name, former address and former fiscal year,
                          if changed since last report)


Total number of pages in this document:      2
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SECTION 8.  OTHER EVENTS

ITEM 8.01     OTHER EVENTS

         On December 20, 2007, Micro Wireless Technologies, Inc., a Florida corporation ("MWT"), UTEK Corporation, a Delaware corporation ("UTEK"), and MachineTalker, Inc., a Delaware corporation ("MTI"), entered into an agreement and plan of acquisition (the "APA") pursuant to which MTI agreed to acquire 100% of the total issued and outstanding stock of MWT from UTEK in exchange for 46,500,000 shares of MTI's common stock (the "Shares") based on a value of $0.04 per share as of the close of business on December 20, 2007. The Shares have piggyback registration rights. Upon the closing of the APA, which occurred on December 28, 2007, MWT became a wholly owned subsidiary of MTI.

         As of the closing of the APA, UTEK owns a total of 49,500,000 shares of MTI's common stock which represents approximately 22.3% of the total issued and outstanding stock of MTI on a fully diluted basis. Under the terms of the APA, for a period of twelve months from the Effective Date of the APA (as that term is defined in the APA), if MTI issues any securities to its current officers or directors, other than issuances made pursuant to an option or other convertible security already outstanding on or before the Effective Date of the APA, or stock purchased by such officers and directors for a price equal to or greater than the then fair market value of MTI's common stock, MTI will issue to UTEK a sufficient number of additional shares of MTI's common stock in order to maintain UTEK with 22.3% of the total issued and outstanding common stock of MTI on a fully diluted basis.

         During the first six months after the execution of the APA, MTI has the right to buy back up to 46,500,000 shares of MTI's common stock from UTEK at a price of $0.04 per share. Additionally, during the first 36 months after the execution of the APA, MTI has the right of first refusal to purchase shares of MTI's common stock from UTEK before UTEK may sell such shares to any third party. This right of first refusal must be exercised by MTI within 48 hours after notice from UTEK.

         MWT was founded in December 2007 and recently acquired a license to a technology developed by engineers at the University of South Florida which embeds physical and chemical property sensing capabilities within radio frequency transmission systems, thereby taking a direct conversion approach to micro-wireless sensing technology. This environmental sensor has the potential to combine traditional sensor and telemetry capabilities into one seamless function. Management of MTI believes that the addition of MWT's telemetric micro-sensors into MTI's Talkers(R) will permit the formation of wireless clusters of sensors around each Talker(R) to monitor and process patterns of change at a remote location. Each Talker(R) can analyze the sensor data and make local decisions or share content with other Talkers(R) as part of a wireless mesh network. A copy of the APA is attached to this Report as Exhibit 99.1.


SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

         (D)      Exhibits

         99.1. Agreement and Plan of Acquisition by and among Micro Wireless Technologies, Inc., a Florida corporation, UTEK Corporation, a Delaware corporation, and MachineTalker, Inc., a Delaware corporation, dated as of December 20, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               MACHINETALKER, INC.
                            ------------------------
                                  (Registrant)

Date:  January 3, 2008



                           /s/ Roland F. Bryan
                           ---------------------------------------
                           Roland F. Bryan, President



























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